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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2003

Commission File Number	Exact name of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
0-22164	RFS Hotel Investors, Inc. A Tennessee Corporation 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1534743
333-84334	RFS Partnership, L.P. A Tennessee Limited Partnership 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1541639

        This combined Form 8-K is filed separately by two registrants: RFS Hotel Investors, Inc., issuer of publicly traded common stock on the New York Stock Exchange, and RFS Partnership, L.P., issuer of public debt. Information contained herein relating to either individual registrant is filed by such registrant solely on its own behalf. Each registrant makes no representation as to information relating exclusively to the other registrant.

Item 5.    Other Events and Required FD Disclosure.

        On May 9, 2003, RFS Hotel Investors, Inc. (the "Company") offered and sold 1,000,000 shares of its common stock, $0.01 par value per share, for $12.35 per share directly to CNL Hospitality Properties, Inc. pursuant to the Company's prospectus supplement dated May 9, 2003 to a base prospectus dated July 30, 1996 included as part of a Registration Statement on Form S-3 (File No. 333-03307), filed with the Securities and Exchange Commission on May 8, 1996 and as amended on July 23, 1996. Net proceeds of approximately $12,325,000, after deducting expenses, will be used by the Company to reduce borrowings outstanding on its Line of Credit.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

  8.1
  Opinion of Hunton & Williams LLP regarding tax matters.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2003	RFS HOTEL INVESTORS, INC. RFS PARTNERSHIP, L.P. Registrants
/s/ DENNIS CRAVEN Dennis Craven Vice President and Chief Accounting Officer

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Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.